Exhibit 10.4
Confidential Materials omitted and filed separately with the Securities and
Exchange Commission. Asterisks denote omissions.
AMENDMENT NO. 2 TO THE
COAL TRANSPORTATION AGREEMENT
     THIS AMENDMENT NO. 2 TO THE COAL TRANSPORATION AGREEMENT is entered into as of this 24th day of August, 1998 by and among THE MONTANA POWER COMPANY, a Montana corporation (“MPC”), PUGET SOUND ENERGY, INC., a Washington corporation formerly known as Puget Sound Power and Light (“Puget”), THE WASHINGTON WATER POWER COMPANY, a Washington corporation (“Water Power”), PORTLAND GENERAL ELECTRIC COMPANY, an Oregon corporation (“Portland”), PACIFICORP, an Oregon corporation (“Pacific”) and WESTERN ENERGY COMPANY, a Montana corporation (“WECO”), MPC, Puget, Water Power, Portland, Pacific and WECO are sometimes referred to collectively as “Parties” and individually as “Party.”
Recital
     The Parties desire to amend the Coal Transportation Agreement dated July 10, 1981, as amended by Amendment No. 1 dated September 14, 1987, to eliminate the price reopeners provided in that Agreement, to eliminate the gross inequity provisions of that Agreement, and to provide a new Fee-Operating Profit to be effective July 1, 2001. Unless otherwise defined, capitalized terms herein shall have the same meaning set forth in the Coal Transportation Agreement.

Amendments
     The Coal Transportation Agreement is hereby amended as follow:
1. Effective July 1, 2001, Subsection 5.5 is deleted in its entirety and the following is inserted in lieu thereof:
“The Fee- Operating Profit component of the Base Price shall be fifty eight cents ($.58) per ton as of July 1, 2001, and subsequently adjusted as provided in Subsection 6.6. Such per ton charge, as adjusted, shall be paid on the first [**] aggregate tons of Contract Coal transported to the Generating Plant on or after July 1, 2001. Upon the date such first [**] aggregate tons of Contract Coal have been transported to the Generating Plant (“Change in Fee Date”), the then current per ton charge shall be reduced by [**] ([**]%) percent, and such reduced charge, as subsequently adjusted by Subsection 6.6 shall be paid on all tons of Contract Coal transported to the Generating Plant after the Change in Fee Date. For purposes of this Agreement. Contract Coal shall include all coal transported to the Generating Plant during the term of this Agreement, whether transported by Western or by any third party.
2. Effective upon execution of this Amendment No. 2, Subsection 5.10 is deleted in its entirety.
3. Effective upon execution of this Amendment No. 2 Subsection 5.11 is deleted in its entirety.
4. Effective upon execution of this Amendment No. 2 Subsection 6.4 is deleted in its entirety and the following sentence is inserted in lieu thereof:
“Seller shall not extend the conveyor or make any other substantial investment in the conveyor, other than as is required to maintain the conveyor in operable condition, except upon mutual agreement of the Parties.”
Page 2 – AMENDMENT NO. 2 TO THE COAL TRANSPORTATION AGREEMENT

5. Effective July 1, 2001, Subsections 6.6(a), 6.6(b) and 6.6(c) are deleted in their entirety and the following is inserted in lieu thereof:
“6.6 The Base Price shall also be revised to compensate for the effects of inflation or deflation on Western’s profit per ton under this Agreement as follows:

The Fee – Operating Profit shall be adjusted every January 1 and July 1 subsequent to July 1, 2002 for inflation or deflation subsequent to July 1, 2001. To compute new values the parties shall use the [**], first published for the three-month period ending July 1, [**] as the base. Expressed mathematically, the formula is as follows:
FOP = $.58/ton *(GX)/(G1)

where:

FOP = Fee – Operating Profit, as adjusted.

Gx = [**] first published for the three-month period ending the preceding October 1 (in the case of a January 1 adjustment) or April 1 (in the case of a July 1 adjustment)

G1 = [**] first published for the three-month period ending July 1, [**].
The parties recognize that the use of $.58/ton in the formula is subject to the reduction in the Fee –Operating Profit as of the Change in Fee Date as provided in Subsection 5.5 and upon such Change in Fee Date (a) the reduced Fee – Operating Profit as provided in Subsection 5.5 shall be substituted for $.58/ton in the formula and (b) G1 shall become the [**] first published for the nearest three month period immediately preceding the Change in Fee Date.

If the [**] index ceases to be published by [**] or any other federal agency, or is rebased or otherwise modified, such index shall be replaced by a substantially equivalent index that after necessary adjustment, if any, provides the most reasonable substitute for such index and which is mutually agreeable to Plant Owners and Seller. If an agreement cannot be reached with ninety (90) days of discontinuance of such index, then the matter shall be submitted to arbitration pursuant to Section 11.
6. Effective upon execution of this Amendment No. 2, the paragraph marked as Subsection 6.6(d) and the succeeding paragraph which is the final paragraph in Suction 6 are deleted in their entirety.
Page 3 – AMENDMENT NO. 2 TO THE COAL TRANSPORTATION AGREEMENT

     IN WITNESS WHEREOF, the Parties have executed this Amendment No. 2 in several counterparts.

THE MONTANA POWER COMPANY

By:	/s/ C.F. Cramer

Its Executive Vice President and Chief
Operating Officer of Energy Supply

PUGET SOUND ENERGY, INC.

By:	/s/ W. A. Gaines

Its:

THE WASHINGTON WATER POWER COMPANY

By:	/s/ signature not legible

Its:	Senior Vice President

PORTLAND GENERAL ELECTRIC COMPANY

By:	/s/ Walter Pollack

Its:	Senior Vice President Power Supply

PACIFICORP

By:	/s/ Dan R. Bank

Its:	Vice President

WESTERN ENERGY COMPANY

By:	/s/ Paul Gatzmeier

Its:	President

Page 4 – AMENDMENT NO. 2 TO THE COAL TRANSPORTATION AGREEMENT